Filed Pursuant to Rule 424(b)(7)
Registration No. 333-292825
PROSPECTUS SUPPLEMENT
(To Prospectus dated January 20, 2026)
Up to 10,430,444 Shares
D-Wave Quantum Inc.
Common Stock

This prospectus supplement relates to the resale by the selling stockholders referenced in this prospectus supplement (the “selling stockholders”) of up to 10,430,444 shares of common stock, par value $0.0001 per share (the “common stock”), of D-Wave Quantum Inc. (“D-Wave,” “we,” “our” and “us”). We will not receive any proceeds from the sale of the shares of our common stock offered by this prospectus supplement.
The selling stockholders may sell the shares on any national securities exchange on which the shares may be listed at the time of sale, on the over-the-counter market, in one or more transactions otherwise than on these exchanges, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” beginning on page S-17 of this prospectus supplement for more information about how the selling stockholders may sell or otherwise dispose of their shares using this prospectus supplement.
The selling stockholders may sell any, all or none of the shares offered by this prospectus supplement and we do not know if, when or in what amounts the selling stockholders may sell their shares hereunder.
Our common stock is listed on The New York Stock Exchange (the “NYSE”) under the symbol “QBTS.” On January 16, 2026, the last sale price of our common stock as reported on the NYSE was $28.83 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement, page 5 of the accompanying prospectus and “Item 1A. Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus supplement, before making a decision to invest in our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 20, 2026.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing an automatic “shelf” registration process, as a "well-known seasoned issuer," as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying base prospectus, dated January 20, 2026, which gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both the prospectus supplement and the accompanying prospectus. In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you from those documents which we may file with the SEC from time to time. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information in the accompanying prospectus or incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of shares of our common stock offered by this prospectus supplement. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling stockholders are not, making an offer of these securities in any state where the offer is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the dates of the respective documents. Our business, financial condition, results of operations and prospects may have changed since that date.
We are not, and the selling stockholders are not, making an offer to sell shares of our common stock in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You must comply with all applicable laws and regulations in force in any applicable jurisdiction and you must obtain any consent, approval or permission required by you for the purchase, offer or sale of shares of our common stock under the laws and regulations in force in the jurisdiction to which you are subject or in which you make your purchase, offer or sale, and neither we nor the selling stockholders will have any responsibility therefor.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, any reference to “D-Wave”, the “Company”, or “we”, “us”, or “our” refers to D-Wave Quantum Inc. and its consolidated subsidiaries.
We use our trademarks, logo, service marks and trade names owned by us in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein. It is not complete and may not contain all of the information that you should consider before investing in these securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision.
Overview
At D-Wave, our mission is to help customers realize the value of quantum computing to address problems that cannot be solved with classical computing alone. As a pioneer in the quantum industry for more than 25 years and the world’s first company to deliver commercial-grade annealing quantum computing solutions, we believe we are leading the industry in ushering in the era of enterprise quantum computing. This is a pivotal moment for the industry. We are driving the transition from academic endeavors exploring quantum’s potential to enterprise-scale adoption and deployment, solving some of the world’s toughest problems. Based on our strategic decision to initially bring to market a type of quantum computing technology that is easier to scale—annealing quantum computing—we hold a first-mover advantage that no other company in the world can claim.
Our market leadership position is evident—we were the first to launch commercial quantum systems, the first to achieve a demonstration of quantum supremacy on a useful, real-world problem, the first to have quantum applications running in production for commercial customers, and the first with commercial customer use of its quantum computing technology with AI model training. We’re also the only company currently building both annealing and gate model quantum computers to help customers address the full spectrum of computational problems.
Built upon our decades of quantum innovation, we offer a full stack of quantum systems, software and services capable of solving highly complex problems today. Our relentless commitment to innovation and invention means that we are laser-focused on continuously building quantum solutions that push the boundaries of what is possible. A key corporate strategy is to advance the science of quantum, and in support of that effort, in March 2025, we achieved a world-first quantum supremacy result—solving a useful, real-world problem that classical computation cannot. The peer-reviewed research paper was published in the esteemed publication, Science. The work was achieved using our latest qubit architecture, which shows increased coherence and thus more computational power. We plan to continue our groundbreaking research and innovation on qubit architecture design and fabrication and apply what we learn to new products and applications.
From a product perspective, we continue to develop systems that outperform previous generations, driving toward higher qubit count, greater qubit coherence, and increased energy scale. Benchmarking results from our sixth-generation annealing quantum computing system, Advantage2™, indicate that this is our most performant system to date with 20-way connectivity, higher coherence times, and higher energy scales that enable us to solve even larger and more complex problems, drive faster time-to-solution, and deliver higher-quality solutions. Our quantum computers—the world’s largest—feature QPUs with sub-second response times and can be deployed on-premises or accessed through our Leap quantum cloud service, which offers 99.9% availability and uptime.
We’re also extending the capabilities of hybrid quantum-classical solvers to achieve best-in-class performance, expected to be unmatched by the industry. Our NL solver can support optimization problems with up to two million variables and constraints and excels in solving problems with complex non-linear interactions between decision variables. Our continuous software enhancements to the Leap cloud service translate to production-grade reliability, access and security to support customers’ production deployments.
D-Wave has been making steady progress with its gate-model technology development as well. Both the annealing and gate-model technology are built on superconducting qubits which we believe have a long-term advantage over other approaches. We are also leveraging the quantum systems technology we have developed for our annealing technology to accelerate our gate-model program. We have designed, manufactured, and operated high-coherence fluxonium qubits. In addition, we have announced a strategic advanced cryogenic packaging initiative and demonstrated end-to-end superconducting interconnect between chips, work that D-Wave expects will serve as an important foundation for scaling both D-Wave’s annealing architectures and its gate-model architectures. In January 2026, we revealed the recent successful demonstration of scalable on-chip cryogenic control of qubits. This industry-first milestone advances the development of commercially viable gate-model quantum computers by significantly reducing the wiring required to control large numbers of qubits without degrading qubit fidelity.
Most notably, on January 20, 2026, D-Wave announced the completion of its acquisition of Quantum Circuits Inc., a leading developer of error-corrected superconducting gate-model quantum computing systems. With this acquisition, we believe that D-Wave has solidified its position as the world’s first and only dual-platform quantum computing company, building and delivering annealing and gate model quantum computing systems to address customers’ full set of complex computational problems. It makes D-Wave the only company with all three key technologies required for scaled, error-corrected superconducting gate-model quantum computers:
•High fidelity, error detecting dual-rail qubits for efficient error correction with up to an order of magnitude fewer physical qubits per logical qubit;
•Local cryogenic control and multi-chip superconducting packaging for scaling systems with orders of magnitude fewer I/O control lines; and
•Robust cryogenic platforms with uptimes of years for commercial grade operations.
We believe this acquisition will allow D-Wave to deliver the first scaled and error corrected gate-model quantum computing system to the market.
Our solutions drive tangible business outcomes such as lower costs, increased operational efficiency and increased revenue opportunities, and our technical roadmap is focused on delivering product advancements that directly impact customer return on investment, now and in the future. Our cloud-based approach offers customers real-time access to our technology, helping them not only find answers to their computationally challenging problems, but also better navigate unexpected disruptions that arise in daily business. Our business model is focused on generating revenue from providing customers access to our quantum computing systems via the cloud in the form of quantum computing as a service products, from providing professional services wherein we assist our customers in identifying and implementing quantum computing applications, as well as selling our quantum computer systems to customers. We have four operating facilities, which we lease, in North America. We believe our recently announced initiative to develop and bring to market applications that combine the power of generative AI and quantum computing technologies will further extend our customer value, as we launch the commercial era of quantum AI.
Our efforts across every facet of the business—from scientific research to processor development and hybrid solver advancements to production deployment support—remain squarely focused on helping our customers succeed in realizing value from quantum computing.
Corporate Information
We are a Delaware corporation and were incorporated in January 2022. D-Wave’s corporate headquarters are located in Palo Alto, California. Our telephone number is (650) 285-2881 and our Internet website address is www.dwavequantum.com. The information on our website is not a part of, or incorporated in, this prospectus supplement or the accompanying prospectus.

THE OFFERING

Issuer	D-Wave Quantum Inc.

Common stock offered by the selling stockholders	Up to 10,430,444 shares of our common stock.

Common stock outstanding prior to this offering

369,829,145 shares of our common stock, including 3,176,096 Exchangeable Shares (as of January 20, 2026). The number of outstanding shares of our common stock will not change as a result of this offering.

Use of proceeds	The selling stockholders will receive all of the proceeds from the sale, if any, of shares of our common stock in this offering. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. See the section titled “Use of Proceeds” for more information.

Risk factors
Investing in our common stock involves significant risks. Before making an investment decision, please read the information contained in and incorporated by reference under the heading “Risk Factors” on page S-6 of this prospectus supplement and on page 5 of the accompanying prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

NYSE symbol	Our common stock is listed on the NYSE under the symbol “QBTS.”

RISK FACTORS
An investment in our securities offered hereby involves a high degree of risk. You should carefully consider the risks described below and discussed under the sections captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in our Quarterly Reports on Form 10-Q, incorporated by reference in this prospectus supplement, together with all of the other information included in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein, including any documents subsequently filed and incorporated by reference, before making an investment decision with regard to our securities. In addition, please read “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement and in the accompanying prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we presently deem less significant may also impair our business operations. If any of these risks, or such unknown risks, occur, our business, financial condition, results of operations, cash flows and future growth prospects could be materially and adversely affected. See “Where You Can Find Additional Information” below.
Additional Risks Related to the Offering
Future issuances or sales, or the potential for future issuances or sales, including sales by the selling stockholders, of our common stock may cause the trading price of our securities to decline and could impair our ability to raise capital through subsequent equity offerings.
We have issued a significant number of shares of our common stock and may do so in the future. Shares to be issued pursuant to the exercise of our outstanding warrants and stock options and settlement of outstanding restricted stock units could cause the market price of our common stock to decline, and could have an adverse effect on our earnings per share. In addition, future sales of our common stock or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our common stock to decline, and could materially impair our ability to raise capital through the sale of additional securities.
The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. The selling stockholders may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. The number of shares, if any, that are sold by the selling stockholders under this prospectus supplement will fluctuate based on a number of factors, including the market price of our common stock and the demand for our common stock during the sales period and we cannot predict the number of shares of our common stock that will be sold.
These sales or the perception that these sales could occur could also depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.
The market price of our common stock has been volatile and may continue to be volatile, which could cause the value of your investment to decline.
The market price of our common stock has been volatile and may continue to be volatile. If you purchase shares of our common stock, you may not be able to resell those shares at or above the price you paid. The market price of our common stock will likely fluctuate in response to a number of factors, including our financial condition and operating results, as well as economic, financial and other factors, many of which are beyond our control.

You may experience future dilution as a result of future equity offerings or other equity issuances.
In order to raise additional capital, we may in the future offer and issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any offering at a price per share that is equal to or greater than the price per share paid by investors in previous offerings, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. Further, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. In addition, the exercise of outstanding stock options and warrants or the settlement of outstanding restricted stock units would result in further dilution of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein may constitute “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include, but are not limited to, statements regarding D-Wave’s and D‑Wave’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including statements relating to the Company’s ability to help customers realize value from quantum computing, the Company’s development of annealing and gate-model systems and extension of the capabilities of its hybrid and classical solvers, enterprise-scale adoption of quantum computing and statements relating to the acquisition of Quantum Circuits, Inc., as well as the combined company’s development and commercialization plans, plans to accelerate the projected time to a scaled, error-corrected gate model quantum computer and the intention to make an initial dual-rail system generally available in 2026, among others. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “believe,” “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “trend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seem,” “seek,” “future,” “outlook,” “forecast,” “projection,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties, and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. We caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, which are subject to a number of risks. Factors that might cause or contribute to a material difference include those discussed herein under the heading “Risk Factors” and the risks discussed in the Company’s other filings with the SEC, including under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC. You should not place undue reliance on these forward-looking statements in making an investment decision with respect to the securities offered under this prospectus supplement. These forward-looking statements are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability regarding future performance, events or circumstances. Many of the factors affecting actual performance, events and circumstances are beyond the control of D-Wave. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. All forward-looking statements set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequence to or effects on the Company or its business or operations. The following discussion should be read in conjunction with the Company’s audited consolidated financial statements and related notes thereto included in our most recent Annual Report on Form 10-K and incorporated by reference herein. These forward-looking statements are based on information available as of the date of this prospectus supplement, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties and are not predictions of actual performance. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS
We are filing this prospectus supplement to permit holders of shares of our common stock described in the section entitled “Selling Stockholders” to resell the shares described in such section. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

SELLING STOCKHOLDERS
This prospectus supplement relates to the resale by the selling stockholders referenced in this prospectus supplement of 10,430,444 shares of our common stock. This prospectus supplement covers the sale or other disposition by the selling stockholders of up to the total number of shares of our common stock issued to the selling stockholders. The table below sets forth, to our knowledge, information concerning the beneficial ownership of our common stock by the selling stockholders as of January 20, 2026. The information in the table below with respect to the selling stockholders has been obtained from the selling stockholders. When we refer to the “selling stockholders” in this prospectus supplement, we mean the selling stockholders listed in the table below as offering shares, as well as their respective pledgees, donees, transferees or other successors-in-interest. Throughout this prospectus supplement, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to the shares of our common stock issued to such selling stockholders in connection with the acquisition of Quantum Circuits, Inc. The selling stockholders may sell all, some or none of the shares of our common stock subject to this prospectus supplement. See “Plan of Distribution.”
The number of shares of our common stock beneficially owned prior to the offering for each selling stockholder includes all common stock beneficially owned by such selling stockholder as of January 20, 2026, to our knowledge. The percentages of shares owned before the offering are based on 369,829,145 shares of our common stock outstanding as of January 20, 2026.
Beneficial ownership is determined in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security or the right to acquire such power within 60 days. Unless otherwise indicated below, to our knowledge, each selling stockholder named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by it, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any selling stockholder named below. Except as otherwise set forth below, the principal address of each selling stockholder is c/o Quantum Circuits, LLC, 25 Science Park Suite 203, New Haven, CT 06511.
Other than as described below or elsewhere in this prospectus supplement or the documents incorporated by reference herein, the selling stockholders do not have, and within the last three years have not had, any material relationship with us or any of our predecessors or affiliates.

	Ownership Before Offering(1)		Maximum Shares Being Offered	Ownership After Offering(2)
Name of Selling Stockholder	Number of Shares	Percentage		Number of Shares	Percentage
Canaan X L.P. (3)	1,601,364	*	1,601,364	-	*
F-Prime Capital Partners Life Sciences Fund VII LP (4)	1,355,840	*	1,355,840	-	*
Sequoia Capital U.S. Venture Fund XV, L.P. (5)	1,257,776	*	1,257,776	-	*
ARCH Venture Fund XI, L.P. (6)	1,149,744	*	1,149,744	-	*
Robert J. Schoelkopf (7)	857,030	*	841,531	15,499	*
Raymond Smets (8)	566,936	*	566,936	-	*
Hither Creek Ventures QIV2 LLC (9)	476,865	*	476,865	-	*
Hither Creek Ventures QIV LLC (9)	356,079	*	356,079	-	*
Luigi Frunzio (10)	308,922	*	308,922	-	*
Brian W. Pusch (11)	299,738	*	299,738	-	*
Tribeca Venture Fund II, L.P. (12)	296,483	*	296,483	-	*
Sequoia Capital U.S. Venture XV Principals Fund, L.P. (5)	229,714	*	229,714	-	*
Martin Mengwall (13)	217,802	*	217,802	-	*
Chautauqua Corporate Services, LLC (14)	179,843	*	179,843	-	*

	Ownership Before Offering(1)		Maximum Shares Being Offered	Ownership After Offering(2)
Name of Selling Stockholder	Number of Shares	Percentage		Number of Shares	Percentage
Tao Invest VII LLC (15)	140,772	*	140,772	-	*
Osage University Partners II, L.P. (16)	120,245	*	120,245	-	*
Connecticut Innovations, Incorporated (17)	105,579	*	105,579	-	*
Tribeca Venture Fund II New York, L.P. (12)	98,826	*	98,826	-	*
SC U.S. VENTURE XV MANAGEMENT, L.P. (5)	93,954	*	93,954	-	*
Olivier Boireau (18)	87,612	*	87,612	-	*
Hither Creek Ventures QIV3S LLC (9)	84,934	*	84,934	-	*
Samuel Moseley (19)	54,086	*	53,332	754	*
Fitz Gate Ventures, L.P. (20)	52,189	*	52,189	-	*
Sequoia Capital U.S. Venture Partners Fund XV (Q), L.P. (5)	49,875	*	49,875	-	*
Thomas Lubinski (21)	35,405	*	35,405	-	*
Andrei Petrenko (22)	30,308	*	29,836	472	*
Sequoia Capital U.S. Venture Partners Fund XV, L.P. (5)	19,315	*	19,315	-	*
Julie Love (23)	17,929	*	17,929	-	*
TriplePoint Capital LLC (24)	15,802	*	15,802	-	*
Adam Abram (25)	15,321	*	15,321	-	*
Katrina Sliwa (26)	14,986	*	14,986	-	*
Jonathan Chen (27)	14,799	*	14,799	-	*
John P. Preskill and Roberta G. Preskill, Trustees of the J. and R. Preskill Living Trust dated April 11, 2007 (28)	14,212	*	14,212	-	*
Stephen Quake (29)	14,144	*	14,144	-	*
William H. Press (30)	14,144	*	14,144	-	*
Jose Aumentado (31)	15,023	*	13,403	1,620	*
Stephen Horton (32)	14,680	*	12,566	2,114	*
TriplePoint Ventures 5 LLC (24)	10,558	*	10,558	-	*
Tzu-Chiao Chien (33)	10,128	*	10,128	-	*
Anirudh Narla (34)	9,991	*	9,991	-	*
Benjamin Gudlewski (35)	9,991	*	9,991	-	*
Isaac Chuang (36)	9,183	*	9,183	-	*
TriplePoint Private Venture Credit Inc. (24)	8,786	*	8,786	-	*
TriplePoint Venture Lending Fund, LLC (24)	7,813	*	7,813	-	*
Michael Hatridge (37)	8,259	*	7,695	564	*
In-Q-Tel, Inc. (38)	7,038	*	7,038	-	*
Andrew Houck (39)	6,910	*	6,910	-	*
Charles Wehr (40)	5,994	*	5,994	-	*
Evan Wischik (41)	5,994	*	5,994	-	*
Frederic Tsyh-AnChong (42)	5,994	*	5,994	-	*
Stanley Toncich (43)	5,828	*	5,828	-	*
Matt Taylor (44)	5,510	*	5,510	-	*

	Ownership Before Offering(1)		Maximum Shares Being Offered	Ownership After Offering(2)
Name of Selling Stockholder	Number of Shares	Percentage		Number of Shares	Percentage
Taewan Noh (45)	5,391	*	5,391	-	*
Alfred Douglas Stone (46)	5,300	*	5,300	-	*
Shruti Puri (47)	5,183	*	5,183	-	*
Steven Girvin (48)	5,183	*	5,183	-	*
Ann Perry (49)	4,370	*	4,370	-	*
Bradley Armstrong (50)	3,933	*	3,933	-	*
Stephen Basso (51)	3,673	*	3,673	-	*
Yongshan Ding (52)	3,986	*	3,563	423	*
Mary Ann Love (53)	3,552	*	3,552	-	*
Heather McCarrick (54)	3,496	*	3,496	-	*
Daniel Balagula (55)	1,998	*	1,998	-	*
Farihah Begum (56)	1,831	*	1,831	-	*
Konrad Lehnert (57)	2,140	*	1,717	423	*
Juan Alberto Arias Herrera (58)	1,352	*	1,352	-	*
Aleksander Kubica (59)	1,734	*	1,311	423	*
Caleb Clothier (60)	999	*	999	-	*
Nishaad Khedkar (61)	999	*	999	-	*
Anthony Mastromarino (62)	739	*	739	-	*
Jamie Kish (63)	425	*	425	-	*
Murat Eron (64)	199	*	199	-	*
__________________
*Less than 1%.
(1)Consists of the maximum number of shares of our common stock being offered pursuant to this prospectus supplement by each applicable selling stockholder and, if applicable, to our knowledge, any other common stock beneficially owned by such selling stockholder as of January 20, 2026.
(2)Assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus supplement and that the selling stockholders buy or sell no additional shares of our common stock prior to the completion of the offering.
(3)Consists of 1,601,364 shares held directly by Canaan X L.P (“Canaan X”). Canaan Partners X LLC (“Canaan Partners X”) is the general partner of Canaan X L.P. and may be deemed to have sole voting and investment power over the shares held by Canaan X. Brenton K. Ahrens, Stephen M. Bloch, Wende S. Hutton, Maha S. Ibrahim, Deepak Kamra, Nina Kjellson Timothy M. Shannon and Hrach Simonian are the managers of Canaan Partners X. Voting and investment decisions with respect to the shares held by Canaan X are made by the managers, collectively. The address of Canaan Partners X and Canaan X is 855 Oak Grove, Menlo Park, California 94025.
(4)Consists of 1,355,840 shares held directly by F-Prime Capital Partners Life Sciences Fund VII LP. F-Prime Capital Partners Life Sciences Advisors Fund VII LP, or F-Prime Advisors, is the general partner of F-Prime Capital Partners Life Sciences Fund VII LP. F-Prime Advisors is solely managed by Impresa Management LLC, the managing member of its general partner and its investment manager. Impresa Management LLC is owned, directly or indirectly, by various shareholders and employees of FMR LLC. Each of the entities listed above expressly disclaims beneficial ownership of the shares listed above except to the extent of any pecuniary interest therein. The address of the above entities is 245 Summer Street, Boston, Massachusetts 02210.
(5)With respect to Sequoia Capital U.S. Venture Fund XV, L.P., consists of 1,257,776 shares held directly by Sequoia Capital U.S. Venture Fund XV, L.P., with respect to Sequoia Capital U.S. Venture XV Principals Fund, L.P., consists of 229,714 shares held directly by Sequoia Capital U.S. Venture XV Principals Fund, L.P., with respect to Sequoia Capital U.S. Venture Partners Fund XV (Q), L.P., consists of 49,875 shares held directly by Sequoia Capital U.S. Venture Partners Fund XV (Q), L.P., with respect to Sequoia Capital U.S. Venture Partners Fund XV, L.P., consists of 19,315 shares held directly by Sequoia Capital U.S. Venture Partners Fund XV, L.P. and with respect to SC U.S. Venture XV Management, L.P., consists of 93,954 shares held directly by SC U.S. Venture XV Management, L.P. SC US (TTGP), Ltd. is (i) the general partner of SC U.S. Venture XV Management, L.P., which is the general partner of each of Sequoia Capital U.S. Venture Fund XV, L.P., Sequoia Capital U.S. Venture Partners Fund XV, L.P., Sequoia Capital U.S. Venture Partners Fund XV (Q), L.P. and Sequoia Capital U.S. Venture XV Principals Fund, L.P., or collectively, the XV Funds. As a result, SC US (TTGP), Ltd. may be deemed to share voting and dispositive power with respect to the shares held by the XV Funds. The address for each of these entities is 2800 Sand Hill Road, Suite 101, Menlo Park, California 94025.

(6)Consists of 1,149,744 shares held directly by ARCH Venture Fund XI, L.P. ARCH Venture Partners XI, L.P. (AVP XI LP) is the general partner of ARCH Venture Fund XI, L.P. (AVF XI LP). ARCH Venture Partners XI, LLC (AVP XI LLC) is the general partner of AVP XI LP. Keith Crandell, Kristina Burow, Steven Gillis and Robert Nelsen comprise the investment committee of AVP XI LLC (the AVP XI LLC Committee Members). AVP XI LLC may be deemed to beneficially own the shares held by AVF XI, and each of the AVP XI LLC Committee Members may be deemed to share the power to direct the disposition and vote of the shares held by ARCH XI. The address of ARCH Venture Partners is 8755 West Higgins Road, Suite 1025. Chicago, IL 60631.
(7)Consists of (i) 841,531 shares held directly by the selling stockholder and (ii) 15,499 shares issuable upon the exercise of stock options held by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(8)Consists of 566,936 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(9)Hither Creek Ventures QIV LLC, Hither Creek Ventures QIV2 LLC and Hither Creek Ventures QIV3S LLC (collectively, the “Hither Creek Selling Stockholders”) hold shares of the Company. With respect to Hither Creek Ventures QIV LLC, consists of 356,079 shares held directly by Hither Creek Ventures QIV LLC, with respect to Hither Creek Ventures QIV2 LLC, consists of 476,865 shares held directly by Hither Creek Ventures QIV2 LLC and with respect to Hither Creek Ventures QIV3S LLC, consists of 84,934 shares held directly by Hither Creek Ventures QIV3S LLC. Hither Creek Ventures Manager LLC, as manager of each Hither Creek Selling Stockholder, may be deemed to beneficially own the shares held by the Hither Creek Selling Stockholders. Alexander J. Farkas, as the sole managing member of Hither Creek Ventures Manager LLC, may be deemed to beneficially own the shares held by the Hither Creek Selling Stockholders. The address of each Hither Creek Selling Stockholder is 169 Madison Ave, Suite 38046, New York, NY 10016.
(10)Consists of 308,922 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(11)Consists of 299,738 shares owned by the selling stockholder as trustee of the 2017 Quantum Superposition Trust and the QSC Research Trust. Mr. Pusch may be deemed to be the beneficial owner of shares shown as beneficially owned by Chautauqua Corporate Services, LLC (“CCS”).
(12)With respect to Tribeca Venture Fund II, L.P. (“TVP II”), consists of 296,483 shares held directly by TVP II and with respect to (“TVP II NY”), consists of 98,826 shares held directly by TVP II NY. Tribeca Venture Partners II GP, LLC (“TVP II GP”), as the general partner of each of TVP II and TVP II NY, may be deemed to beneficially own the shares beneficially owned by TVP II and TVP II NY. Tribeca Venture Partners, LLC (“Manager”), as the investment manager of TVP II and TVP II NY, may be deemed to beneficially own the shares beneficially owned by TVP II and TVP II NY. Brian Hirsch, as a Managing Member of each of TVP II GP and Manager, may be deemed to beneficially own the shares beneficially owned by TVP II and TVP II NY. Chip Meakem, as a Managing Member of TVP II GP, may be deemed to beneficially own the shares beneficially owned by TVP II and TVP II NY. The address of TVP II and TVP II NY is: 99 Hudson Street, 15th Floor New York, NY 10013.
(13)Consists of 217,802 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(14)Consists of 179,843 shares held directly by CCS. Brian W. Pusch, a Managing Member of CCS, may be deemed to own beneficially the shares beneficially owned by CCS. Paula J. Tofil, a Managing Member of CCS, may be deemed to own beneficially the shares beneficially owned by CCS. The address of CCS is 931 Porterville Road, East Aurora, New York 14052.
(15)Consists of 140,772 shares held directly by Tao Invest VII LLC (“Tao Invest”). The managing member of Tao Invest is Tao Capital Management LP (“Tao LP”), whose general partner is Tao Capital Management Inc (“Tao GP”). Lori D. Mills and James Schwaba, as officers of Tao GP, have voting and dispositive power over the shares of Company common stock held by Tao Invest. Tao Invest, Tao LP and Tao GP, and the foregoing individuals disclaim any beneficial ownership of such shares of Company common stock except to the extent of their direct or indirect pecuniary interest therein. The business address of Tao Invest, Tao LP and Tao GP is 1 Letterman Drive, Suite C4-420, San Francisco, California 94129.
(16)Consists of 120,245 shares held directly by Osage University GP II, LLC (“OUP GP II”). OUP GP II is the general partner of Osage University Partners II, LP (“OUP II”). Robert Adelson, William Harrington and Marc Singer (the “OUP Managers”) are the managers of OUP GP II. OUP GP II and each OUP Manager may be deemed to share voting, investment and dispositive power over the shares held by OUP II and as a result may be deemed to have beneficial ownership over such securities. OUP GP II and each OUP Manager disclaims beneficial ownership over the securities held by OUP II, except to the extent of their respective pecuniary interests therein. The mailing address of OUP II is 50 Monument Rd., Suite 201, Bala Cynwyd, Pennsylvania, 19004.
(17)Consists of 105,579 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(18)Consists of 87,612 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(19)Consists of (i) 53,332 shares held directly by the selling stockholder and (ii) 754 shares issuable upon the exercise of stock options held by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.

(20)Consists of 52,189 shares held directly by Fitz Gate Partners, LLC (“Fitz Gate GP”). Fitz Gate GP, as the general partner of Fitz Gate Ventures, L.P. (“Fitz Gate Fund”), may be deemed to beneficially own the shares held by Fitz Gate Fund. Each of James Cohen and Mark Poag, as the managing members of Fitz Gate GP, may be deemed to beneficially own the shares held by Fitz Gate Fund. Each of James Cohen and Mark Poag disclaims beneficial ownership of the shares held by Fitz Gate Fund except to the extent of his pecuniary interests therein. The address for each of the entities and individuals listed in this footnote is 2368A Rice Blvd, Suite 207, Houston, TX 77005.
(21)Consists of 35,405 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(22)Consists of (i) 29,836 shares held directly by the selling stockholder and (ii) 472 shares issuable upon the exercise of stock options held by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(23)Consists of 17,929 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(24)With respect to TriplePoint Capital LLC (“TPC”), consists of 15,802 shares held directly by TPC, with respect to TriplePoint Ventures 5 LLC (“TPV5”), consists of 10,558 shares held directly by TPV5, with respect to TriplePoint Private Venture Credit Inc. (“TPVC”), consists of 8,786 shares held directly by TPVC and with respect to TriplePoint Venture Lending Fund (“TPVLF”), consists of 7,813 shares held directly by TPVLF. TriplePoint Capital Holdings LLC is the ultimate beneficial owner of all shares beneficially owned by TPC, TPV5, TPVC and TPVLF. The address for each of these entities is 2755 Sand Hill Road, Suite 150, Menlo Park, CA 94025.
(25)Consists of 15,321 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(26)Consists of 14,986 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(27)Consists of 14,799 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(28)Consists of 14,212 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(29)Consists of 14,144 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(30)Consists of 14,144 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(31)Consists of (i) 13,403 shares held directly by the selling stockholder and (ii) 1,620 shares issuable upon the exercise of stock options held by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(32)Consists of (i) 12,566 shares held directly by the selling stockholder and (ii) 2,114 shares issuable upon the exercise of stock options held by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(33)Consists of 10,558 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(34)Consists of 10,128 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(35)Consists of 9,991 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(36)Consists of 9,183 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(37)Consists of (i) 7,695 shares held directly by the selling stockholder and (ii) 564 shares issuable upon the exercise of stock options held by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(38)Consists of 6,910 shares held directly by In-Q-Tel, Inc. In-Q-Tel, Inc. is a private, not for profit, 501(c)3 tax-exempt organization. In-Q-Tel, Inc. has full voting and investment power over its shares. The selling stockholder’s principal address is 1800 Tysons Boulevard, Suite 1200, Tysons, VA 22102.
(39)Consists of 7,813 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.

(40)Consists of 5,994 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(41)Consists of 5,994 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(42)Consists of 5,994 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(43)Consists of 5,828 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(44)Consists of 5,510 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(45)Consists of 5,391 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(46)Consists of 5,300 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(47)Consists of 5,183 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(48)Consists of 5,183 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(49)Consists of 4,370 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(50)Consists of 3,933 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(51)Consists of 3,673 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(52)Consists of (i) 3,563 shares held directly by the selling stockholder and (ii) 423 shares issuable upon the exercise of stock options held by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(53)Consists of 3,552 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(54)Consists of 3,496 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(55)Consists of 1,998 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(56)Consists of 1,831 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(57)Consists of (i) 1,717 shares held directly by the selling stockholder and (ii) 423 shares issuable upon the exercise of stock options held by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(58)Consists of 1,352 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(59)Consists of (i) 1,311 shares held directly by the selling stockholder and (ii) 423 shares issuable upon the exercise of stock options held by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(60)Consists of 999 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(61)Consists of 999 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(62)Consists of 739 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.

(63)Consists of 425 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.
(64)Consists of 199 shares held directly by the selling stockholder. The selling stockholder has sole voting and dispositive power over the shares.

PLAN OF DISTRIBUTION
The selling stockholders and their permitted assignees and successors-in-interest may, from time to time, sell any or all of their shares covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell its shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•a combination of any such methods of sale; or
•any other method permitted pursuant to applicable law.
A selling stockholder that is an entity may elect to make an in-kind distribution of shares of common stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part by delivering the prospectus supplement and the accompanying prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of common stock pursuant to a distribution pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.
The selling stockholders may also sell shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus supplement.
Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a prospectus supplement, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121.
We have agreed with the selling stockholders to keep the registration statement of which this prospectus supplement constitutes a part effective until the earliest to occur of (i) the date on which all of the shares of our common stock covered by this prospectus supplement have been sold, (ii) such time as each selling stockholder is eligible to sell all of such shares of our common stock under Rule 144 of the Securities Act without any limitation as to volume or manner of sale or (iii) the six-month anniversary of the date of this prospectus supplement, subject to certain exceptions. We have agreed to indemnify the selling stockholders against certain liabilities in connection with the offering of the shares and will pay certain expenses of the registration of the shares offered hereby, including the SEC filing fees.
If any selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the shares, then we would be required to amend the registration statement of which this prospectus supplement is a part, and file a prospectus supplement to describe the agreement between such selling stockholder and the broker-dealer.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the shares, for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares by the selling stockholders or any other person. We will make copies of this prospectus supplement and related prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus supplement and related prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
The aggregate proceeds to the selling stockholders from the sale of the shares offered by them will be the purchase price of the shares less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of the shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

LEGAL MATTERS
The validity of the shares of our common stock offered by this prospectus supplement will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP.
EXPERTS
The audited financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3ASR under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the securities offered under this prospectus supplement. This prospectus supplement and the accompanying prospectus, which constitutes a part of the registration statement, do not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Many of the contracts and documents described in this prospectus supplement are filed as exhibits to the registration statement and you may review the full text of these contracts and documents by referring to these exhibits.
For further information with respect to us and the securities offered under this prospectus supplement, reference is made to the registration statement and its exhibits and schedules. We file reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC.
The SEC maintains an Internet web site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including D-Wave, that file electronically with the SEC. Our Internet website address is www.dwavequantum.com. The information on our website is not a part of, or incorporated in, this prospectus supplement and the accompanying prospectus.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information about us by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. This prospectus supplement and the accompanying prospectus incorporate by reference the documents and reports listed below other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8–K:
•The Annual Report on Form 10–K for the fiscal year ended December 31, 2024, filed with the SEC on March 14, 2025;
•The Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025;
•The Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 7, 2025;
•The Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 6, 2025;
•Our Current Reports on Form 8-K as filed with the SEC on January 10, 2025, March 12, 2025, May 7, 2025, May 20, 2025, May 30, 2025, June 4, 2025, June 10, 2025, June 11, 2025, August 4, 2025, October 20, 2025, November 13, 2025, January 7, 2026, and January 20, 2026.
•The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC on August 5, 2022, as updated by the description of capital stock contained in Exhibit 4.2 to Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2022, filed with the SEC on March 15, 2024.
In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.
We will provide, without charge, to any person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus supplement but not delivered with the prospectus supplement, including any exhibits to such documents that are specifically incorporated by reference in those documents.
Please make your request by writing or telephoning us at the following address or telephone number:
D-Wave Quantum Inc.
2650 East Bayshore Road
Palo Alto, California 94303
Attention: Dr. Alan Baratz
Telephone: (650) 285-2881
Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.dwavequantum.com as soon as reasonably practicable after they are filed electronically with the SEC. The information on our website is not a part of, or incorporated in, this prospectus supplement or the accompanying prospectus.

PROSPECTUS
D-Wave Quantum Inc.
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
This prospectus relates to the sale from time to time in one or more offerings of shares of our common stock, par value $0.0001 per share (“Common Stock”); shares of our preferred stock, par value $0.0001 per share (“Preferred Stock”), which we may issue in one or more series or classes; debt securities, which we may issue in one or more series; warrants to purchase our Common Stock, Preferred Stock or debt securities; and units (collectively referred to as the “securities”). We may offer and sell from time to time, in one or more series or issuances and in an amount and on terms that we will determine at the time of the respective offering, any combination of an indeterminate number of the securities. In addition, selling stockholders named in a prospectus supplement may offer, from time to time and in one or more offerings, shares of Common Stock. We will provide the specific terms of any securities to be offered by us or selling stockholders in one or more supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.
When securities are offered under this prospectus, we will provide you with a prospectus supplement describing the specific securities being offered, the manner in which they are being offered, the offering price of the securities and the net proceeds from the sale of those securities. The securities may be offered separately or together in any combination or as a separate series. You should carefully read this prospectus and any accompanying prospectus supplement, together with any documents incorporated by reference herein and therein, before you invest in our securities. We or selling stockholders may sell these securities to or through underwriters, directly to other purchasers, through dealers or agents or through any combination of these methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.
Our Common Stock is traded on The New York Stock Exchange under the symbol “QBTS”. On January 16, 2026, the last reported sale price of our Common Stock on the NYSE was $28.83.
Investing in our securities involves substantial risks. See “Risk Factors” beginning on page 5 of this prospectus and in the applicable prospectus supplement, and in any other document incorporated by reference herein or therein, for factors you should consider before buying any of our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 20, 2026.

TABLE OF CONTENTS
PROSPECTUS
i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we may sell, at any time and from time to time in one or more offerings, any combination of the securities described in this prospectus. In addition, selling stockholders named in the prospectus supplement may also sell, at any time and from time to time in one or more offerings, shares of Common Stock. This prospectus only provides you with a general description of the securities that we or selling stockholders may offer. Each time we or the selling stockholders sell securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus, any accompanying prospectus supplement, the documents incorporated by reference herein and therein, and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information” below. This prospectus may not be used to offer or consummate a sale of securities unless it is accompanied by a prospectus supplement.
The exhibits to the registration statement of which this prospectus is a part contain the full text of certain contracts and other important documents we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find Additional Information” below.
You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplements filed with the SEC. We have not, and any selling stockholders have not, authorized anyone to provide you with different information and, if you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. We are not, and any selling stockholders are not, making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted or in which the person making such offer is not qualified to do so or to anyone to whom it is unlawful to make an offer or sale.
Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information in or incorporated by reference in this prospectus or any applicable prospectus supplement prepared by us is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless the context otherwise requires, all references in this prospectus to “D-Wave” “D-Wave Quantum” the “Company,” “we,” “us,” and “our” refer to D-Wave Quantum Inc. and our consolidated subsidiaries. Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to the prospectus and any applicable prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus and the documents incorporated by reference herein may constitute “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include, but are not limited to, statements regarding D-Wave’s and D‑Wave’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including statements relating to the Company’s ability to help customers realize value from quantum computing, the Company’s development of annealing and gate-model systems and extension of the capabilities of its hybrid and classical solvers, enterprise-scale adoption of quantum computing, statements regarding the planned use of proceeds from any sales of securities in accordance with this prospectus and any prospectus supplement thereto and statements relating to the acquisition of Quantum Circuits, Inc., as well as the combined company’s development and commercialization plans, plans to accelerate the projected time to a scaled, error-corrected gate model quantum computer and the intention to make an initial dual-rail system generally available in 2026, among others. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “believe,” “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “trend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seem,” “seek,” “future,” “outlook,” “forecast,” “projection,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties, and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. We caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, which are subject to a number of risks. Factors that might cause or contribute to a material difference include those discussed herein under the heading “Risk Factors” and the risks discussed in the Company’s other filings with the SEC, including under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC. You should not place undue reliance on these forward-looking statements in making an investment decision with respect to the securities offered under this prospectus. These forward-looking statements are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability regarding future performance, events or circumstances. Many of the factors affecting actual performance, events and circumstances are beyond the control of D-Wave. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. All forward-looking statements set forth in this prospectus and the documents incorporated by reference herein are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequence to or effects on the Company or its business or operations. The following discussion should be read in conjunction with the Company’s audited consolidated financial statements and related notes thereto included in our most recent Annual Report on Form 10-K and incorporated by reference herein. These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties and are not predictions of actual performance. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus or the documents incorporated by reference herein. It is not complete and may not contain all of the information that you should consider before investing in these securities. You should carefully read the entire prospectus, including the “Risk Factors” section, the documents incorporated by reference into this prospectus, and any prospectus supplement.
Overview
At D-Wave, our mission is to help customers realize the value of quantum computing to address problems that cannot be solved with classical computing alone. As a pioneer in the quantum industry for more than 25 years and the world’s first company to deliver commercial-grade annealing quantum computing solutions, we believe we are leading the industry in ushering in the era of enterprise quantum computing. This is a pivotal moment for the industry. We are driving the transition from academic endeavors exploring quantum’s potential to enterprise-scale adoption and deployment, solving some of the world’s toughest problems. Based on our strategic decision to initially bring to market a type of quantum computing technology that is easier to scale—annealing quantum computing—we hold a first-mover advantage that no other company in the world can claim.
Our market leadership position is evident—we were the first to launch commercial quantum systems, the first to achieve a demonstration of quantum supremacy on a useful, real-world problem, the first to have quantum applications running in production for commercial customers, and the first with commercial customer use of its quantum computing technology with AI model training. We’re also the only company currently building both annealing and gate model quantum computers to help customers address the full spectrum of computational problems.
Built upon our decades of quantum innovation, we offer a full stack of quantum systems, software and services capable of solving highly complex problems today. Our relentless commitment to innovation and invention means that we are laser-focused on continuously building quantum solutions that push the boundaries of what is possible. A key corporate strategy is to advance the science of quantum, and in support of that effort, in March 2025, we achieved a world-first quantum supremacy result—solving a useful, real-world problem that classical computation cannot. The peer-reviewed research paper was published in the esteemed publication, Science. The work was achieved using our latest qubit architecture, which shows increased coherence and thus more computational power. We plan to continue our groundbreaking research and innovation on qubit architecture design and fabrication and apply what we learn to new products and applications.
From a product perspective, we continue to develop systems that outperform previous generations, driving toward higher qubit count, greater qubit coherence, and increased energy scale. Benchmarking results from our sixth-generation annealing quantum computing system, Advantage2™, indicate that this is our most performant system to date with 20-way connectivity, higher coherence times, and higher energy scales that enable us to solve even larger and more complex problems, drive faster time-to-solution, and deliver higher-quality solutions. Our quantum computers—the world’s largest—feature QPUs with sub-second response times and can be deployed on-premises or accessed through our Leap quantum cloud service, which offers 99.9% availability and uptime.
We’re also extending the capabilities of hybrid quantum-classical solvers to achieve best-in-class performance, expected to be unmatched by the industry. Our NL solver can support optimization problems with up to two million variables and constraints and excels in solving problems with complex non-linear interactions between decision variables. Our continuous software enhancements to the Leap cloud service translate to production-grade reliability, access and security to support customers’ production deployments.
D-Wave has been making steady progress with its gate-model technology development as well. Both the annealing and gate-model technology are built on superconducting qubits which we believe have a long-term advantage over other approaches. We are also leveraging the quantum systems technology we have developed for our annealing technology to accelerate our gate-model program. We have designed, manufactured, and operated high-coherence fluxonium qubits. In addition, we have announced a strategic advanced cryogenic packaging initiative and demonstrated end-to-end superconducting interconnect between chips, work that D-Wave expects will serve as an important foundation for scaling both D-Wave’s annealing architectures and its gate-model architectures.

In January 2026, we revealed the recent successful demonstration of scalable on-chip cryogenic control of qubits. This industry-first milestone advances the development of commercially viable gate-model quantum computers by significantly reducing the wiring required to control large numbers of qubits without degrading qubit fidelity.
Most notably, on January 20, 2026, D-Wave announced the completion of its acquisition of Quantum Circuits Inc., a leading developer of error-corrected superconducting gate-model quantum computing systems. With this acquisition, we believe that D-Wave has solidified its position as the world’s first and only dual-platform quantum computing company, building and delivering annealing and gate model quantum computing systems to address customers’ full set of complex computational problems. It makes D-Wave the only company with all three key technologies required for scaled, error-corrected superconducting gate-model quantum computers:
•High fidelity, error detecting dual-rail qubits for efficient error correction with up to an order of magnitude fewer physical qubits per logical qubit;
•Local cryogenic control and multi-chip superconducting packaging for scaling systems with orders of magnitude fewer I/O control lines; and
•Robust cryogenic platforms with uptimes of years for commercial grade operations.
We believe this acquisition will allow D-Wave to deliver the first scaled and error corrected gate-model quantum computing system to the market.
Our solutions drive tangible business outcomes such as lower costs, increased operational efficiency and increased revenue opportunities, and our technical roadmap is focused on delivering product advancements that directly impact customer return on investment, now and in the future. Our cloud-based approach offers customers real-time access to our technology, helping them not only find answers to their computationally challenging problems, but also better navigate unexpected disruptions that arise in daily business. Our business model is focused on generating revenue from providing customers access to our quantum computing systems via the cloud in the form of quantum computing as a service products, from providing professional services wherein we assist our customers in identifying and implementing quantum computing applications, as well as selling our quantum computer systems to customers. We have four operating facilities, which we lease, in North America. We believe our recently announced initiative to develop and bring to market applications that combine the power of generative AI and quantum computing technologies will further extend our customer value, as we launch the commercial era of quantum AI.
Our efforts across every facet of the business—from scientific research to processor development and hybrid solver advancements to production deployment support—remain squarely focused on helping our customers succeed in realizing value from quantum computing.
Corporate Information
We are a Delaware corporation and were incorporated in January 2022. D-Wave’s corporate headquarters are located in Palo Alto, California. Our telephone number is (650) 285-2881 and our Internet website address is www.dwavequantum.com. The information on our website is not a part of, or incorporated in, this prospectus.

RISK FACTORS
Investing in our securities involves significant risks. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described under “Risk Factors” in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into the applicable prospectus supplement.
If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flow could be materially and adversely affected. If this occurs, the market or trading price of our securities could decline, and you could lose all or part of your investment. In addition, please read “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference into this prospectus.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by us under this prospectus. Unless we inform you otherwise in a prospectus supplement, we intend to use the net proceeds of any securities sold by us under this prospectus:
•to expand our business;
•for general corporate purposes which may include working capital and capital expenditures; and
•to fund possible acquisitions.
When a particular series of securities is offered, the prospectus supplement relating to that offer will set forth our intended use for the proceeds we receive from the sale of those securities. Pending our use of the net proceeds from any such offering, we intend to invest the net proceeds in short-term, investment grade, interest bearing instruments, such as money market funds and U.S. government securities.
We will not receive any proceeds from the resale of shares of Common Stock by selling stockholders.

DESCRIPTION OF CAPITAL STOCK
Overview
Our authorized capital stock consists of (i) 675,000,000 shares of common stock, par value $0.0001 per share, and (ii) 20,000,000 shares of preferred stock, par value $0.0001 per share. As of January 16, 2026, we had 359,398,701 shares of common stock outstanding (which excludes 3,176,096 Exchangeable Shares) and no shares of preferred stock outstanding. At any time and at their election, holders of Exchangeable Shares can exchange their shares for shares of common stock on a one-for-one basis. In addition, holders of Exchangeable Shares have the same rights with respect to voting, dividends, and liquidation, dissolution, and winding up, as holders of shares of common stock. As such, the Exchangeable Shares are identical in substance to shares of common stock and, therefore, are treated as shares of common stock of the Company.
The following is a summary of the rights of our common and preferred stock and some of the provisions of our Amended and Restated Certificate of Incorporation (“D-Wave Charter”) and our Amended and Restated Bylaws (“D-Wave Bylaws”), as well as certain provisions of Delaware General Corporation Law (the “DGCL”). Because it is only a summary, it does not contain all the information that may be important to you. For a complete description you should refer to the D-Wave Charter and the D-Wave Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, as well as the relevant provisions of the DGCL.
Common Stock
The holders of the Company’s Common Stock:
1.Have ratable rights to dividends from funds legally available if and when declared by the Company’s Board of Directors (the “D-Wave Board”).
2.Are entitled to share ratably in all of the Company’s assets available for distribution to holders of Common Stock upon liquidation.
3.Do not have the right to preemptive or subscription rights and there are no redemption or sinking fund provisions or rights.
4.Are entitled to cast one non-cumulative vote for each share held on all matters on which holders of Common Stock may vote and, with respect to the election of directors, one non-cumulative vote for each share held for each of the duly nominated directors.
The rights, preferences, and privileges of the holders of Common Stock may be adversely affected by the rights of the holders of any series of Preferred Stock that may be issued by D-Wave.
Preferred Stock
This section describes the general terms and provisions of Preferred Stock that we are authorized to issue. An accompanying prospectus supplement will describe the specific terms of the shares of Preferred Stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of Preferred Stock. The D-Wave Charter provides that up to 20,000,000 shares of preferred stock may be issued from time to time in one or more series. The D-Wave Board is authorized to provide for the issue of all or any shares of the preferred stock in one or more series, to fix the number of shares for each such series and to determine or alter, for each such series, such voting powers, if any, and such designation, preferences and relative, participating, optional, or other rights and such qualifications, limitations and restrictions thereof. The D-Wave Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of Common Stock and could have anti-takeover effects. The ability of the D-Wave Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of us or the removal of existing management.
We will file a copy of the certificate of designation to the D-Wave Charter that contains the terms of each new series of Preferred Stock with the Secretary of the State of Delaware and with the SEC each time we issue a new series of Preferred Stock. Each such certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designation as well as the D-Wave Charter before deciding to buy shares of our Preferred Stock as described in any accompanying prospectus supplement.
Delaware Laws
Delaware Anti-Takeover Statute
D-Wave is subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
•before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
In general, Section 203 of the DGCL defines a “business combination” to include the following:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.
In general, Section 203 of the DGCL defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire D-Wave even though such a transaction may offer its stockholders the opportunity to sell their stock at a price above the prevailing market price.
A Delaware corporation may “opt out” of these provisions with an express provision in its certificate of incorporation. D-Wave will not opt out of these provisions, which may as a result, discourage or prevent mergers or other takeover or change of control attempts of it.

Choice of Forum
The D-Wave Charter provides that, unless D-Wave consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under Delaware statutory or common law: (a) any derivative claim or cause of action brought on behalf of D‑Wave; (b) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of D-Wave to D-Wave or D-Wave’s stockholders; (c) any claim or cause of action against D-Wave or any current or former director, officer or other employee of D-Wave Bylaws, arising out of or pursuant to any provision of the DGCL, the D-Wave Charter or the D-Wave (as each may be amended from time to time); (d) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the D-Wave Charter or the D-Wave Bylaws (as each may be amended from time to time, including any right, obligation or remedy thereunder); (e) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (f) any claim or cause of action against D-Wave or any current or former director, officer or other employee of D-Wave, governed by the internal-affairs doctrine or otherwise related to D-Wave’s internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. However, such choice of forum provisions shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction.
Unless D-Wave consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with D-Wave or its directors, officers, or other employees, which may discourage lawsuits against D-Wave or its directors, officers and other employees.
Limitation of Liability and Indemnification
The D-Wave Charter contains provisions that limit the liability of D-Wave’s current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:
•any breach of the director’s duty of loyalty to the corporation or its stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions; and
•any transaction from which the director derived an improper personal benefit.
Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
D-Wave has also entered into indemnification agreements with its officers and directors to indemnify such individuals, to the fullest extent permitted by law and subject to certain limitations, against all liabilities, costs, charges and expenses reasonably incurred by such individuals in an action or proceeding to which any such individual was made a party by reason of being an officer or director of the Company or an organization of which the Company is a shareholder or creditor if such individual serves such organization at the Company’s request. D-Wave also maintains a policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures D-Wave against its obligations to indemnify the directors and officers. Furthermore, a stockholder’s investment may be adversely affected to the extent D-Wave pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. D-Wave believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.
Transfer Agent and Registrar
Our transfer agent and registrar is Equiniti Trust Company, LLC, P.O. Box 500, Newark, NJ 07101. Its telephone number is (800) 937-5449.
Stock Exchange Listing
Our Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “QBTS”.

DESCRIPTION OF DEBT SECURITIES
The complete terms of the debt securities will be contained in the indenture and supplemental indenture applicable to the debt securities unless we are not required under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, to issue the debt securities pursuant to an indenture. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the indenture and supplemental indenture. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.
This section describes the general terms of the debt securities that we may offer using this prospectus. Further terms of the debt securities will be stated in the applicable prospectus supplement. The following description and any description of the debt securities in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of the applicable indenture and supplemental indenture (to the extent we are required to issue the debt securities pursuant to an indenture) and form of debt security.
General
We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible or exchangeable debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our senior indebtedness. Any convertible debt securities that we may issue will be convertible into or exchangeable for common stock or other securities of D-Wave. Conversion may be mandatory or at your option and would be at prescribed conversion rates.
If we are required pursuant to the provisions of the Trust Indenture Act, the debt securities will be issued under one or more indentures, which are contracts between us and an eligible banking institution or other eligible party, as trustee. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer, including debt securities that are issued under an indenture, in more detail in a prospectus supplement.
If required, we will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. If required, we will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.
The following summaries of the material provisions of the senior debt securities, the subordinated debt securities and the indentures (to the extent applicable to a particular issuance of our debt securities) are not complete and are qualified in their entirety by reference to all of the provisions of the indenture applicable to a particular series of debt securities. You should read the applicable prospectus supplement that we may authorize to be provided to you related to the series of debt securities being offered and, to the extent applicable, the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and we will file supplemental indentures and forms of debt securities containing the terms of the debt securities being offered under indentures as exhibits to the registration statement of which this prospectus is a part or such supplemental indentures will be incorporated by reference to reports that we file with the SEC. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.
The indentures will be qualified under the Trust Indenture Act. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.
The indentures do not limit the amount of other debt that we may incur and do not contain financial or similar restrictive covenants. The indentures do not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

The prospectus supplement will describe the debt securities offered and the price or prices at which we will offer the debt securities. The description will include:
•the title of the debt securities;
•whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the related subordination terms;
•principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;
•any limit on the aggregate principal amount of the debt securities or the series of which they are a part;
•the date or dates on which we must pay the principal;
•whether the debt securities will be issued with any original issue discount;
•whether the debt securities are convertible into common stock or other securities or property and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;
•the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;
•whether and under what circumstances, if any, we will pay a premium or additional amounts on any debt securities;
•the place or places where we must pay the principal and any premium or interest on the debt securities;
•the terms and conditions on which we may redeem or retire any debt security, if at all;
•any obligation to redeem or repurchase any debt securities, and the terms and conditions on which we must do so;
•the denominations in which we may issue the debt securities if other than denominations of $1,000 and any integral multiple thereof;
•the manner in which we will determine the amount of principal of or any premium or interest or additional amounts on the debt securities;
•the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity if other than 100%;
•the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;
•whether the debt securities will be secured or unsecured, and the terms of any secured debt;
•whether the debt securities are defeasible;
•if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of common stock or other securities or property;
•restrictions on transfer, sale or other assignment, if any;
•our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•provisions for a sinking fund, purchase or other analogous fund, if any;

•whether we will issue the debt securities under indentures;
•whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;
•any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;
•any addition to or change in the covenants in the indentures, if any, including whether the indenture will restrict our ability or the ability of our subsidiaries to:
◦incur additional indebtedness;
◦issue additional securities;
◦create liens;
◦pay dividends or make distributions in respect of our capital shares or the capital shares of our subsidiaries;
◦redeem capital shares;
◦place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
◦make investments or other restricted payments;
◦sell or otherwise dispose of assets;
◦enter into sale-leaseback transactions;
◦engage in transactions with stockholders or affiliates;
◦issue or sell shares of our subsidiaries; or
◦effect a consolidation or merger;
•whether the indenture, if any, will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•a discussion of any material United States federal income tax considerations applicable to the debt securities;
•information describing any book-entry features;
•procedures for any auction or remarketing, if any; and
•any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.
We may sell the debt securities at a substantial discount below their stated principal amount. We will describe United States federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security that provides for an amount less than the principal amount to be due and payable upon the declaration of acceleration of the maturity under the terms of the applicable indenture. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe United States federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than United States dollars in the prospectus supplement.
Conversion and Exchange Rights
The applicable prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for Common Stock or other securities or property. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the number of shares of Common Stock or other securities or property to be received upon conversion or exchange would be calculated.
Subordination of Subordinated Debt Securities
Unless the prospectus supplement indicates otherwise, the following provisions will apply to the subordinated debt securities. The indebtedness underlying the subordinated debt securities will be payable only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.
Unless otherwise indicated in a prospectus supplement, we may not make any payment on the subordinated debt securities if a default in the payment of the principal of, premium, if any, interest or other obligations, including a default under any repurchase or redemption obligation, in respect of senior indebtedness occurs and continues beyond any applicable grace period. We may not make any payment on the subordinated debt securities if any other default occurs and continues with respect to senior indebtedness that permits holders of the senior indebtedness to accelerate its maturity and the trustee receives a notice of such default from us, a holder of such senior indebtedness or other person permitted to give such notice. We may not resume payments on the subordinated debt securities until the defaults are cured or certain periods pass.
If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors.
The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.
Form, Exchange and Transfer
If issued, the debt securities will be issued only in fully registered form, without coupons, and, unless otherwise specified in the prospectus supplement, only in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “Global Securities” and will trade in book-entry form only.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•issue, register the transfer or exchange of any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Consolidation, Merger and Sale of Assets
Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to, any person, and shall not permit any other person to consolidate with or merge into us, unless:
•either: (i) we are the surviving corporation or (ii) the person formed by or surviving any consolidation, amalgamation or merger or resulting from such conversion (if other than D-Wave) or to which such sale, assignment, transfer, conveyance or other disposition has been made, is a corporation, limited liability company or limited partnership organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and assumes our obligations under the debt securities and under the indentures pursuant to agreements reasonably satisfactory to the indenture trustee;
•immediately before and after giving pro forma effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and
•several other conditions, including any additional conditions with respect to any particular debt securities specified in the applicable prospectus supplement, are met.
The terms of any securities that we may offer pursuant to this prospectus may limit our ability to merge or consolidate or otherwise sell, convey, transfer or otherwise dispose of all or substantially all of our assets, which terms would be set forth in the applicable prospectus supplement and supplemental indenture.
Events of Default
Unless otherwise specified in the applicable prospectus supplement, it is anticipated that each of the following will constitute an event of default under the applicable indenture with respect to debt securities of any series:
•failure to pay principal of or any premium on any debt security of that series when due, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

•failure to pay any interest on any debt securities of that series when due, continued for 30 days, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;
•failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, whether or not, in the case of subordinated debt securities, such deposit is prohibited by the subordination provisions of the subordinated indenture;
•failure to perform or comply with the provisions described under “Consolidation, Merger and Sale of Assets”;
•failure to perform any of our other covenants in such indenture (other than a covenant included in such indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given to us by the applicable indenture trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in such indenture; and
•certain events of bankruptcy, insolvency or reorganization affecting us or any significant subsidiary.
If an event of default (other than an event of default with respect to D-Wave described in the last item listed above) with respect to the debt securities of any series at the time outstanding occurs and is continuing, either the applicable trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series by notice as provided in the applicable indenture may declare the principal amount of the debt securities of that series (or, in the case of any debt security that is an original issue discount debt security, such portion of the principal amount of such debt security as may be specified in the terms of such debt security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an event of default with respect to D-Wave described in the last item listed above with respect to the debt securities of any series at the time outstanding occurs, the principal amount of all the debt securities of that series (or, in the case of any such original issue discount security, such specified amount) will automatically, and without any action by the applicable trustee or any holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “Modification and Waiver” below.
Subject to the provisions in the indentures relating to the duties of the trustees in case an event of default has occurred and is continuing, each trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders have offered to such trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustees, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of a debt security of any series will have any right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:
•such holder has previously given to the trustee under the applicable indenture written notice of a continuing event of default with respect to the debt securities of that series;
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee; and
•the trustee has failed to institute such proceeding, and has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.
We will be required to furnish to each trustee annually, within 150 days after the end of each fiscal year, a certificate by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable indenture and, if so, specifying all such known defaults.
Modification and Waiver
Unless otherwise specified in the prospectus supplement, modifications and amendments of an indenture may be made by us and the applicable trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment. However, no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:
•change the stated maturity of the principal of, or time for payment of any installment of principal of or interest on, any debt security;
•reduce the principal amount of, or any premium or the rate of interest on, any debt security;
•reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;
•change the place or the coin or currency of payment of principal of, or any premium or interest on, any debt security;
•impair the right to institute suit for the enforcement of any payment due on any debt security;
•modify the subordination provisions in the case of subordinated debt securities;
•reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture;
•reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or
•modify such provisions with respect to modification, amendment or waiver, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.
The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the applicable indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series.
Each of the indentures provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under such indenture as of any date:
•the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

•the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security (or, in the case of an original issue discount security the United States dollar equivalent on the date of original issuance of such security of the amount determined as provided immediately above); and
•certain debt securities, including those owned by us or any of our other affiliates, will not be deemed to be outstanding.
Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable indenture, in the manner and subject to the limitations provided in the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, only persons who are holders of outstanding debt securities of that series on the record date may take such action.
Optional Redemption
If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the indenture trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the depositary in accordance with its procedures. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.
Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 30 nor more than 60 days prior to the date set for such redemption. This notice will include the following information, as applicable: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; that on the redemption date the redemption price will become due and payable upon each security to be redeemed and, if applicable, that interest thereon will cease to accrue after such date; the place or places where such debt securities are to be surrendered for payment of the redemption price; and that the redemption is for a sinking fund, if such is the case.
Prior to any redemption date, we will deposit or cause to be deposited with the indenture trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the applicable indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.
Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the indenture trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Satisfaction and Discharge
Each indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:
•either:
◦all outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or
◦all outstanding debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee;
and in either case we have irrevocably deposited with the trustee as trust funds for such purpose money in an amount sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness of such debt securities not delivered to the trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date;
•we have paid or caused to be paid all other sums payable by us under the indenture with respect to the debt securities of that series; and
•we have delivered an officer’s certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge of the indenture with respect to the debt securities of that series have been complied with.
Legal Defeasance and Covenant Defeasance
If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have provisions of the indentures relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” relating to defeasance of certain restrictive covenants applied to the debt securities of any series, or to any specified part of a series, which we call “covenant defeasance.”
Legal Defeasance. The indentures provide that, upon our exercise of our option (if any) to have the provisions relating to legal defeasance applied to any debt securities, we will be discharged from all our obligations, and, if such debt securities are subordinated debt securities, the provisions of the subordinated indenture relating to subordination will cease to be effective, with respect to such debt securities (except for certain obligations to convert, exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the applicable indenture and such debt securities. Such defeasance or discharge may occur only if, among other things:
•we have delivered to the applicable trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;
•no event of default or event that with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing at the time of such deposit;

•such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable indenture) to which we are a party or by which we are bound;
•we must deliver to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of the debt securities over any of our other creditors or with the intent of defeating, hindering, delaying or defrauding any of our other creditors or others;
•we must deliver to the trustee an officer’s certificate stating that all conditions precedent set forth in the items set forth immediately above and the item set forth immediately below, as applicable, have been complied with;
•in the case of subordinated debt securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our senior debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our senior debt and no other event of default with respect to any of our senior debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof: and
•we have delivered to the trustee an opinion of counsel to the effect that all conditions precedent set forth in the first, third or fourth item above have been complied with.
Covenant Defeasance. The indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any debt securities, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, the occurrence of certain events of default, which are described above in the fifth item listed under “Events of Default” above and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an event of default and, if such debt securities are subordinated debt securities, the provisions of the subordinated indenture relating to subordination will cease to be effective, in each case with respect to such debt securities. In order to exercise such option, we must deposit, in trust for the benefit of the holders of such debt securities, money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the applicable indenture and such debt securities. Such covenant defeasance may occur only if we have delivered to the applicable trustee an opinion of counsel that in effect says that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in the second, third, fourth, fifth, sixth and seventh items above are satisfied. If we exercise this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any event of default, the amount of money and United States government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such event of default. In such case, we would remain liable for such payments.
Notices
We will mail notices to holders of debt securities at the addresses that appear in the security register.
Title
We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Information Concerning the Indenture Trustee
The indenture trustee undertakes to perform only those duties as are specifically set forth in the applicable indenture. The indenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. The indenture trustee shall be under no obligation to exercise any of the rights or powers vested in it by an indenture at the request or direction of any of the applicable holders pursuant to such indenture unless such holders shall have offered to the indenture trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest.
Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time, except that at our option payment of any interest on debt securities in certificated loan may be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee under the senior indenture in The City of New York will be designated as sole paying agent for payments with respect to senior debt securities of each series, and the corporate trust office of the trustee under the subordinated indenture in The City of New York will be designated as the sole paying agent for payment with respect to subordinated debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
All money paid by us to a paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

DESCRIPTION OF WARRANTS
The complete terms of the warrants will be contained in the applicable warrant agreement and warrant. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant and warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.
This section describes the general terms of the warrants to purchase Common Stock, Preferred Stock and/or debt securities that we may offer using this prospectus. Further terms of the warrants will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of the warrant and warrant agreement.
General
We may issue warrants for the purchase of Common Stock, Preferred Stock and/or debt securities in one or more series. If we offer warrants, we will describe the terms in a prospectus supplement. Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to stockholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner, or under a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.
The following are some of the terms relating to a series of warrants that could be described in a prospectus supplement:
•title of the warrants;
•aggregate number of warrants;
•price or prices at which the warrants will be issued;
•designation, number, aggregate principal amount, denominations and terms of the securities that may be purchased on exercise of the warrants;
•date, if any, on and after which the warrants and the debt securities offered with the warrants, if any, will be separately transferable;
•purchase price for each security purchasable on exercise of the warrants;
•the terms for changes to or adjustments in the exercise price, if any;
•dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;
•minimum or maximum number of securities that may be purchased at any one time upon exercise of the warrants;
•anti-dilution provisions or other adjustments to the exercise price of the warrants;
•terms of any right that we may have to redeem the warrants;
•effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement;
•name and address of the warrant agent, if any;

•information with respect to book-entry procedures;
•any material United States federal income tax considerations; and
•other material terms, including terms relating to transferability, exchange, exercise or amendments of the warrants.
Until any warrants to purchase our securities are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

DESCRIPTION OF UNITS
The complete terms of the units will be contained in the unit agreement and any document applicable to the securities comprising the units. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the unit agreement and any related documents. You also should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.
This section describes the general terms of the units that we may offer using this prospectus. Further terms of the units will be stated in the applicable prospectus supplement. The following description and any description of the units in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the units and the related documents applicable to the securities constituting the units.
We may issue units, in one or more series, consisting of any combination of one or more of the other securities described in this prospectus. If we offer units, we will describe the terms in a prospectus supplement. Units may be issued under a written unit agreement to be entered into between us and the holder or beneficial owner, or we could issue units under a written unit agreement with a unit agent specified in a prospectus supplement. A unit agent would act solely as our agent in connection with the units of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those units.
Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.
The following are some of the unit terms that could be described in a prospectus supplement:
•title of the units;
•aggregate number of units;
•price or prices at which the units will be issued;
•designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•effect of any merger, consolidation, sale or other transfer of our business on the units and the applicable unit agreement;
•name and address of the unit agent;
•information with respect to book-entry procedures;
•any material United States federal income tax considerations; and
•other material terms, including terms relating to transferability, exchange, exercise or amendments of the units.
The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” and “Description of Warrants,” will apply to each unit and to any Common Stock, Preferred Stock, debt security or warrant included in each unit, respectively.
Unless otherwise provided in the applicable prospectus supplement, the unit agreements will be governed by the laws of the State of New York. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will file as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus the forms of the unit agreements containing the terms of the units being offered. The description of units in any prospectus supplement will not necessarily describe all of the terms of the units in detail. You should read the applicable unit agreements for a complete description of all of the terms.

GLOBAL SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, securities other than Common Stock will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be DTC. We expect that DTC’s nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is a wholly-owned subsidiary of the Depository Trust & Clearing Company, or DTCC. DTCC, in turn, is owned by a number of DTC’s participants and subsidiaries of DTCC as well as by other financial companies, including the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.
Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee or warrant agent as registered holders of the securities entitled to the benefits of our Articles of Incorporation or the applicable indenture, warrant agreement, trust agreement or guarantee. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.
Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.
Because DTC can act only on behalf of participants, who in turn act only on behalf of participants or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.
We expect DTC to advise us that DTC will take any action permitted to be taken by a registered holder of any securities under our Articles of Incorporation or the relevant indenture, warrant agreement, trust agreement or guarantee only at the direction of one or more participants to whose accounts with DTC such securities are credited.

Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:
•DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;
•we execute and deliver to the relevant registrar, transfer agent, trustee and/or warrant agent an order complying with the requirements of the applicable indenture, trust agreement or warrant agreement that the global security will be exchangeable for definitive securities in registered form; or
•there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.
Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.
Upon the occurrence of any event described in the preceding paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or warrant agent, as the case may be, will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our articles or the relevant indenture trust agreement and/or warrant agreement.
Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.
Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. None of us, any indenture trustee, any depositary, any rights agent, any registrar and transfer agent or any warrant agent, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.
Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus or selling stockholders may sell shares of Common Stock offered by this prospectus, in each case from time to time in one or more transactions, including without limitation:
•through one or more underwriters, brokers or dealers;
•directly to purchasers;
•in the case of the Company, in a rights offering;
•in the case of the Company, in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;
•through one or more agents;
•in block trades;
•through a combination of any of these methods; or
•through any other method permitted by applicable law and described in a prospectus supplement.
In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other security holders.
The prospectus supplement with respect to any offering of securities will include the following information:
•the terms of the offering;
•the names of any selling stockholders;
•the names of any underwriters or agents;
•the name or names of any managing underwriter or underwriters;
•the purchase price or public offering price of the securities;
•the expected net proceeds from the sale of the securities;
•any delayed delivery arrangements;
•any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•any discounts or concessions allowed or reallowed or paid to dealers;
•any commissions paid to agents; and
•any securities exchange on which the securities may be listed.
Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.
Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of Common Stock covered by this prospectus.
Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
The name or names of any underwriters, dealers or agents and the purchase price of the securities will be set forth in a prospectus supplement relating to the securities.
In connection with the sale of the securities, underwriters may receive compensation from us, selling stockholders or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us or selling stockholders, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.
Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on the NYSE, the existing trading market for our shares of Common Stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.
Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of Common Stock, which are currently listed on the NYSE. We currently intend to list any shares of Common Stock sold pursuant to this prospectus on the NYSE. We may elect to list any series of Preferred Stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.
Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we or selling stockholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market for the securities.

From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.
Direct Sales and Sales through Agents
We or selling stockholders may sell securities directly. In this case, no underwriters or agents would be involved. We or selling stockholders also may sell securities through agents designated by us from time to time. In the applicable prospectus supplement, any agent involved in the offer or sale of the offered securities will be named, and any commissions payable to the agent will be described. Unless otherwise set forth in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We or selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any sales of these securities will be set forth in the applicable prospectus supplement.
Remarketing Arrangements
Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us or selling stockholders and its compensation will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the applicable prospectus supplement, we or selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We or selling stockholders may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us or selling stockholders in the ordinary course of their businesses. We or selling stockholders may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.
The selling stockholders might not sell any shares of Common Stock under this prospectus. In addition, any shares of Common Stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
Any selling stockholder may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon by Paul, Weiss, Rifkind, Wharton & Garrison LLP.
EXPERTS
The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the securities offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Many of the contracts and documents described in this prospectus are filed as exhibits to the registration statements and you may review the full text of these contracts and documents by referring to these exhibits.
For further information with respect to us and the securities offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. We file reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC.
The SEC maintains an Internet web site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including D-Wave, that file electronically with the SEC. Our Internet website address is www.dwavequantum.com. The information on our website is not a part of, or incorporated in, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8–K:
•The Annual Report on Form 10–K for the fiscal year ended December 31, 2024, filed with the SEC on March 14, 2025;
•The Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025;
•The Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 7, 2025;
•The Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 6, 2025;
•Our Current Reports on Form 8-K as filed with the SEC on January 10, 2025, March 12, 2025, May 7, 2025, May 20, 2025, May 30, 2025, June 4, 2025, June 10, 2025, June 11, 2025, August 4, 2025, October 20, 2025, November 13, 2025, January 7, 2026 and January 20, 2026.
•The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC on August 5, 2022, as updated by the description of capital stock contained in Exhibit 4.2 to Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2022, filed with the SEC on March 15, 2024.
In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide, without charge, to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus but not delivered with the prospectus, including any exhibits to such documents that are specifically incorporated by reference in those documents.
Please make your request by writing or telephoning us at the following address or telephone number:
D-Wave Quantum Inc.
2650 East Bayshore Road
Palo Alto, California 94303
Attention: Dr. Alan Baratz
Telephone: (650) 285-2881
Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.dwavequantum.com as soon as reasonably practicable after they are filed electronically with the SEC. The information on our website is not a part of, or incorporated in, this prospectus.

Up to 10,430,444 Shares
Common Stock

PROSPECTUS SUPPLEMENT

January 20, 2026